                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          First Federal Capital Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           FIRST FEDERAL CAPITAL CORP
                     A FEDERAL SAVINGS BANK HOLDING COMPANY



                                                                  March 15, 2002


Dear Shareholder:

         You are cordially invited to attend our 2002 annual meeting of shareholders, which will be held on Wednesday, April 17, 2002, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin.

         The attached notice of annual meeting of shareholders and proxy statement describe the formal business to be conducted at the annual meeting. Our Form 10-K annual report for the fiscal year ended December 31, 2001 also is included in our 2001 annual report. Our directors and officers, as well as representatives of Ernst & Young LLP, our independent auditors, will be present at the annual meeting to respond to any questions that our shareholders may have.

         It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. We urge you to vote by phone or over the Internet (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services program), or mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in us are appreciated.


                                           Sincerely,


                                           /s/ Jack C. Rusch


                                           Jack C. Rusch
                                           President and Chief Executive Officer

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


                           FIRST FEDERAL CAPITAL CORP
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000
                              ---------------------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2002
                              ---------------------

         NOTICE IS HEREBY GIVEN that the 2002 annual meeting of shareholders of First Federal Capital Corp will be held on Wednesday, April 17, 2002, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, for the following purposes, all of which are described more completely in the accompanying proxy statement:

         (1) To elect four directors, each for three-year terms and in each case until their successors are elected and qualified;

         (2) To ratify the board of directors' appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002;

         (3) To approve the First Federal Capital Corp 2002 Directors' Stock Option Plan; and

         (4) To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. Our board of directors is not aware of any other such business.

         The board of directors has fixed March 1, 2002 as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by us.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Bradford R. Price


La Crosse, Wisconsin                    Bradford R. Price
March 15, 2002                          Executive Vice President and Secretary

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY VOTE BY PHONE OR OVER THE INTERNET (IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK THAT PARTICIPATES IN THE ADP INVESTOR COMMUNICATION SERVICES PROGRAM), OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED. PLEASE SEE "ELECTRONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

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



                           FIRST FEDERAL CAPITAL CORP
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2002
                              ---------------------

         We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors to be used at the 2002 annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 17, 2002, at 10:30 a.m., local time, and at any adjournments or postponements thereof for the purposes set forth in the notice of annual meeting of shareholders.

         Our 2001 annual report to shareholders includes our Form 10-K annual report, including our consolidated financial statements for the fiscal year ended December 31, 2001 (which we sometimes refer to as "fiscal 2001") accompanies this proxy statement and appointment form of proxy, and are first being mailed to you on or about March 19, 2002. Generally, when we use the terms "we," "us," "our" or "ours," we mean First Federal Capital Corp (the "Company") and its wholly owned subsidiary, First Federal Savings Bank La Crosse-Madison (the "Bank"). If there is, in our opinion, an important distinction between the two entities, we will refer to the "Company" or the "Bank," as appropriate.

RECORD DATE AND OUTSTANDING SHARES

         Only our shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the annual meeting. On that date, there were 20,033,558 shares of our common stock outstanding and no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. When we use the terms "you," "your" or "yours," we mean our shareholders of record on March 1, 2002.

QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For all other matters to be voted on at the annual meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third-party nominees) that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third-party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third-party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         All matters to be considered at the annual meeting are considered "discretionary" proposals for which brokers and third-party nominees may vote proxies notwithstanding the fact that they have not received voting instructions from the beneficial owners of shares; consequently, shares held by brokers or third-party nominees will be counted if and as voted by such brokers and third-party nominees.

VOTING

         MATTER 1:  ELECTION OF DIRECTORS

         The proxy being provided by our board of directors enables you to vote for the election of the nominees proposed by the board, or to withhold authority to vote for the nominees being proposed. Our articles of incorporation, as amended, do not provide for cumulative voting by shareholders for the election of the Company's directors. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present, meaning that the four nominees receiving the most votes will be elected directors.

         MATTER 2:  APPOINTMENT OF ERNST & YOUNG LLP

         The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting is necessary to ratify the appointment of Ernst & Young LLP as our auditors for fiscal 2002.

         MATTER 3: APPROVAL OF THE FIRST FEDERAL CAPITAL CORP 2002 DIRECTORS' STOCK OPTION PLAN

         The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting is necessary to approve the First Federal Capital Corp 2002 Directors' Stock Option Plan (the "2002 Directors' Option Plan").

SOLICITATION AND REVOCATION

         You are requested to vote electronically (see "--Electronic Voting Alternatives") or by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. The proxy solicited hereby, if properly executed and not revoked prior to its use, will be voted according to your instructions. If you do not provide instructions, a properly executed proxy will be voted:

         -- FOR the election of the nominees for director named in this proxy statement;

         -- FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2002;

         --       FOR the approval of the 2002 Directors' Option Plan; and

         -- In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Returning your completed proxy form or voting your proxy electronically will not prevent you from voting in person at the annual meeting should you be present and wish to do so.

         You have the power to revoke your proxy any time before it is exercised by (i) filing with our Secretary written notice thereof (Bradford R. Price, Executive Vice President and Secretary, First Federal Capital Corp, 605 State Street, La Crosse, Wisconsin 54601); (ii) submitting a duly-executed proxy bearing a later date or overriding a previously submitted electronic proxy by submitting a subsequent electronic proxy; or (iii) appearing at the annual meeting and giving our Secretary notice of your intention to vote in person. If your shares are not registered in your own name, you will need additional documentation from the record holder to vote personally at the annual meeting. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         We will bear the cost of solicitation of proxies on behalf of our board of directors. We have retained Regan and Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Regan & Associates will be paid a fee of $6,500. Pursuant to the retainer agreement with Regan & Associates, all fees to be paid to Regan & Associates will be waived if the proposals submitted for approval at the annual meeting are not approved by shareholders. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by our directors, officers and regular employees, without additional compensation therefor. We have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record by the beneficial owners of such shares. We will reimburse such brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses.

         In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Proxies solicited hereby will be returned to the board of directors, and will be tabulated by inspectors of election designated by the board who will not be our directors or employees or directors or employees of any of our affiliates.

ELECTRONIC VOTING ALTERNATIVES

         You are able to vote your shares by telephone or over the Internet (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services Program). Submitting your proxy electronically will not affect your right to vote in person if you decide to attend the annual meeting.

         SHARES REGISTERED IN YOUR NAME

         If your shares are registered directly with Wells Fargo Shareowner Services, you may vote your proxy telephonically by calling Wells Fargo Shareowner Services at (800) 240-6326. Votes submitted by telephone must be received by 11:00 a.m., Central Time, on Tuesday, April 16, 2002.

         SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

         Numerous brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers electronic voting alternatives. This program is different from the program offered by Wells Fargo Shareowner Services for electronic voting of shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or over the Internet by going to the website referenced on your voting form. Votes electronically submitted through the ADP program must be received by the time indicated on the materials enclosed regarding electronic voting through the ADP program.


                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                         MATTER 1: ELECTION OF DIRECTORS

         Pursuant to our articles of incorporation, our board of directors is divided into three classes, and the members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. A resolution of the board, adopted pursuant to our bylaws has established the number of directors at ten in response to Mr. Dale A. Nordeen's retirement from service as one of our directors after 41 years of service as a director of the Company and the Bank (including predecessor institutions), effective as of the 2002 annual meeting. On February 10, 2002, Mr. Don P. Rundle passed away. Mr. Rundle served as a director of the Company and the Bank (including predecessor institutions) since 1984. Mr. Rundle was a member of the class of directors whose terms expire in 2004. At this time, our board has not appointed a director to fill the seat vacated by Mr. Rundle.

         The merger agreement pursuant to which American Community Bankshares, Inc. merged with and into us in October 2001 provided that Mr. Edwin J. Zagzebski of American Community Bankshares would become a director as soon as practicable after the effective date of the merger. Mr. Zagzebski was appointed to the board effective November 1, 2001 and also has been nominated by the board for election as a director at the annual meeting pursuant to such agreement. With the exception of the foregoing agreement relating to the nomination of Mr. Zagzebski, no person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and us. There are no family relationships among any of our directors and/or executive officers.

         If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company and/or the Bank and its predecessor institutions.

                                                     POSITION WITH US                                  DIRECTOR
           NAME              AGE                 AND PRINCIPAL OCCUPATION                                SINCE
           ----              ---                 ------------------------                              --------
                            NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2005

John F. Leinfelder            70     Director; President of Joseph J. Leinfelder and Sons, Inc., a       1978
                                     steel fabricating business, located in La Crosse, Wisconsin.

David C. Mebane               68     Director; Vice Chairman and director, and from February 2000        1985
                                     to February 2002, Chairman, and from January 1994 to February
                                     2000, Chairman, President, Chief Executive and Chief
                                     Operating Officer of Madison Gas and Electric Co., a publicly held utility company, located in Madison, Wisconsin.

Thomas W. Schini              66     Director; Chairman of the Board since April 1993; Chief             1983
                                     Executive Officer of the Company and the Bank from June 1989 to December 2000; President of the Company and the Bank from
                                     June 1989 to July 2000; President and Chief Executive Officer
                                     of First Federal Savings Bank of La Crosse from September
                                     1983 to June 1989.

Edwin J. Zagzebski            66     Director; Chairman of the Wisconsin Housing and Economic            1995
                                     Development Authority since 1995; Chairman of the Board of
                                     American Community Bankshares from 1995 to October 2001.

                                  INFORMATION WITH RESPECT TO CONTINUING DIRECTORS
                                         DIRECTORS WHOSE TERMS EXPIRE IN 2003

Marjorie A. Davenport         73     Director; President of Gordon & Marjorie Davenport, Inc., a         1976
                                     company that appraises and sells antique American furniture, located in Madison, Wisconsin.

Richard T. Lommen             57     Director; President of Courtesy Corporation, a McDonald's           1978
                                     licensee, located in La Crosse, Wisconsin.

Phillip J. Quillin            64     Director; President of Quillin's Inc., which owns and               1984
                                     operates supermarkets in the La Crosse, Wisconsin area.

                                                     POSITION WITH US                                  DIRECTOR
           NAME              AGE                 AND PRINCIPAL OCCUPATION                                SINCE
           ----              ---                 ------------------------                              --------
                                          DIRECTORS WHOSE TERMS EXPIRE IN 2004

Patrick J. Luby               71     Director; Retired; Until February 1992, Vice President and          1979
                                     Economist for Oscar Mayer Foods Corp., a food processing and manufacturing firm that is an indirect subsidiary of Philip
                                     Morris Cos., Inc., located in Madison, Wisconsin.

Jack C. Rusch                 55     Director; Chief Executive Officer of the Company and the Bank       2000
                                     since January 2001; President and Chief Operating Officer of the Company and the Bank since August 2000; Treasurer and
                                     Chief Financial Officer of the Company and the Bank from
                                     March 1992 until January 2001; Executive Vice President of the Company and the Bank (Finance and Administration Division
                                     Manager) from March 1992 until August 2000; Senior Vice
                                     President, Treasurer and Chief Financial Officer of the
                                     Company and the Bank from June 1989 until March 1992; Senior
                                     Vice President of First Federal Savings Bank of La Crosse
                                     from 1986 until June 1989 and prior thereto Vice
                                     President-Finance of First Federal Savings Bank of La Crosse.

         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES FOR DIRECTOR.

SHAREHOLDER NOMINATIONS

         Section 4.14 of our bylaws governs nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions outlined in our bylaws. Shareholder nominations must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. We did not receive any director nominations from shareholders in connection with the annual meeting.

         Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC"); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                MATTER 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         Our board of directors has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of our financial statements for fiscal 2002, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting. We have been advised by Ernst & Young that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

FEES BILLED TO US BY ERNST & YOUNG IN FISCAL 2001

         The following is a summary of the fees billed to us by Ernst & Young for certain audit and non-audit services during fiscal 2001.

         AUDIT FEES

         The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for fiscal 2001 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2001 were $132,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed by Ernst & Young for professional services rendered to us for the information technology services relating to financial information systems design and implementation for fiscal 2001 were $0.

         ALL OTHER FEES

         The aggregate fees billed by Ernst & Young for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for fiscal 2001 were $22,575.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY YOUR PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002.


              MATTER 3: APPROVAL OF THE FIRST FEDERAL CAPITAL CORP
                        2002 DIRECTORS' STOCK OPTION PLAN

         We are proposing for your consideration and approval the First Federal Capital Corp 2002 Directors' Stock Option Plan (the "2002 Directors' Option Plan") for directors of the Company and the Bank who are not also our employees (which we refer to as "outside directors"). Pursuant to the 2002 Directors' Option Plan, eligible outside directors will receive option grants to purchase the shares of common stock in consideration for their services as our directors. Under the By-laws of the National Association of Securities Dealers, Inc., shareholder approval of director and officer stock option plans is a listing requirement applicable to all issuers whose shares are listed on the Nasdaq National Market System, including us. Therefore, shareholder approval of the 2002 Directors' Option Plan is required in order for our shares of common stock to continue to be listed on the Nasdaq National Market System. Absent shareholder approval, the 2002 Directors' Option Plan will not be effective and no grants of options to purchase shares will be made thereunder.

PURPOSE OF THE 2002 DIRECTORS' OPTION PLAN

         Our 1992 Directors' Stock Option Plan expired on January 25, 2002. We believe that having a stock-based component of total director compensation serves to further align the interests of our directors and our shareholders. Therefore, the board of directors has adopted, subject to shareholder approval, the 2002 Directors' Option Plan in order to provide an adequate reserve of options to compensate and retain existing directors, recruit future directors and for issuances in connection with potential strategic acquisitions.

SHARES SUBJECT TO THE 2002 DIRECTORS' OPTION PLAN

         If approved by shareholders, a total of 398,000 shares of common stock, or approximately 2.0% of the shares outstanding on the voting record date, will be available for granting to eligible outside directors under the proposed 2002 Directors' Option Plan. At the time of expiration in January 2002, the 1992 Directors' Stock Option Plan had 144,946 option shares ungranted, all of which expired when the plan expired. Unless terminated sooner due to lack of shareholder approval or as otherwise permitted thereunder, the proposed 2002 Directors' Option Plan will be in effect until January 22, 2022.

         The shares of common stock to be issued upon the exercise of options granted under the proposed 2002 Directors' Option Plan may be authorized but unissued shares, treasury shares or shares purchased by us on the open market or from private sources. If authorized but unissued shares of common stock are issued under the 2002 Directors' Option Plan, the interests of existing shareholders will be diluted.

ADMINISTRATION

         The proposed 2002 Directors' Option Plan will be administered by the entire board of directors of the Company. The board will make determinations with respect to option grants to eligible directors, including, but not limited to, determining the persons to whom discretionary option grants are to be made, the number of shares of common stock to be covered by such options and the vesting schedule and the expiration date of such option grants.

ELIGIBILITY, TIMING OF GRANTS, TYPE OF OPTION GRANTS AND VESTING OF OPTIONS

         With the exception of Ms. Davenport, who serves only as a director of the Company, all of our directors currently serve on both the board of directors of the Company and the board of the Bank. There currently are no directors of the Bank who are not also directors of the Company. Of the nine directors of the Company, seven of them currently are outside directors and as such are eligible to receive option grants under the proposed 2002 Directors' Option Plan. None of our employees or executive officers are eligible to receive option grants under the 2002 Directors' Option Plan.

         Under the proposed 2002 Directors' Option Plan, outside directors of the Company and the Bank will be granted options to purchase a fixed number of shares (currently, 8,800) at the time of election or reelection to the board of directors ("non-discretionary grants"), which are fully vested and exercisable on the date of grant. The Company's board is staggered, and directors are generally elected to serve three-year terms. Therefore, our outside directors generally receive non-discretionary grants every three years. While the Bank currently does not have any directors who are not also directors of the Company, outside directors of the Bank who are not also directors of Company would be eligible to receive a non-discretionary option grant every three years (notwithstanding the fact that they would be elected to the Bank board on an annual basis by the Company as the sole shareholder of the Bank).

         In addition to the aforementioned non-discretionary option grants, the board of directors has the authority to make discretionary option grants. Discretionary option grants become vested and exercisable as determined by the board at the time of grant.

         Pursuant to the 2002 Directors' Option Plan, Mr. Zagzebski will not receive options under the 2002 Directors' Option Plan if he is reelected to the board of directors at the 2002 annual meeting, since he received 8,800 options upon being appointed to the board in November 2001, which options will vest upon his reelection. The following table summarizes the option grants that will be awarded under the proposed 2002 Directors' Option Plan to eligible outside directors on April 17, 2002, the date of the annual meeting, assuming the 2002 Directors' Option Plan is approved by our shareholders and all of the nominees are elected to the board at the annual meeting:

                      2002 DIRECTORS' OPTION PLAN BENEFITS

                                                              DOLLAR                      NUMBER OF SHARES
NAME AND POSITION                                             VALUE(1)                   SUBJECT TO OPTIONS
-----------------                                             --------                   ------------------
John F. Leinfelder, Director.......................           $  0                                8,800

David C. Mebane, Director..........................              0                                8,800

Non-Executive Director Group
   (seven persons).................................              0                               17,600

Executive Group(2).................................             N/A                                 N/A

Non-Executive Officer Employee Group(2)............             N/A                                 N/A

-----------------------

(1) The dollar value at the time of grant is the difference between the exercise price and the "fair market value" (defined by the 2002 Directors' Option Plan as our per share closing price) on the date of grant. Under the 2002 Directors' Option Plan, the option exercise price must be the greater of (i) the par value of a share of common stock ($0.10 per share), or (ii) the fair market value of a share of common stock as of the date of grant. Therefore, on the date the option grants are made to the named directors the exercise price will be equal to the fair market value and, as such, the dollar value of an option grant will be $0. The dollar value of the options will increase or decrease in the future depending on the difference between the exercise price and the fair market value of our common stock. On March 1, 2002, the fair market value of a share of our common stock was $16.25.

(2) Pursuant to the terms of the 2002 Directors' Option Plan, our executive officers and employees are not eligible to participate.

TERMS AND CONDITIONS OF OPTION GRANTS

         Options granted under the proposed 2002 Directors' Option Plan are subject to certain terms and conditions. Each option recipient will execute an option agreement, setting forth the total number of shares of common stock to which it pertains, the exercise price, the procedures for exercise and any other applicable terms, conditions and provisions. The option exercise price may be paid in cash or shares of common stock and will be the greater of (i) the par value of a share of common stock ($0.10 per share), or (ii) the fair market value of a share of common stock as of the date of grant. Options may be exercised in part or in whole and at one time or from time to time.

         Options received pursuant to non-discretionary grants become exercisable on the date of the grant and remain exercisable until the earlier of
(i) ten years after the date of grant, or (ii) three years after the option recipient ceases to be an outside director. If an option recipient dies while serving as an outside director or during the three years following the date on which he or she ceased to be an outside director without having fully exercised his or her options, his or her estate administrators, legatees or distributees have the right to exercise the unexercised options during the twelve months following his or her death. In no event can an option be exercised more than ten years from the date of grant.

         Options received pursuant to discretionary grants become and remain exercisable as determined by the board of directors and as set forth in the option agreement. The provisions for exercise that apply in a case of an option recipient's death are those specified in the option agreement, but if no such provisions are made in the option agreement, the exercise period is the same as described above for the non-discretionary grants.

         Options held by outside directors terminated for cause pursuant to the Company's or the Bank's respective articles of incorporation and bylaws will expire on the date of termination. Termination "for cause" includes termination (pursuant to the requisite terminating vote by our shareholders or the board of directors) due to a felony conviction no longer subject to a direct appeal or a court having found a director liable for gross negligence or misconduct in the performance of such director's duty to us and the court's findings are no longer subject to a direct appeal.

         Options may be transferred by option recipients pursuant to the laws of descent and distribution, and during an option recipient's lifetime, by option recipients to members of their "immediate family" (as defined in the 2002 Directors' Option Plan), trusts for the benefit of members of their immediate family and charitable institutions (collectively, "permissible transferees") to the extent permitted under Section 16 of the Securities Exchange Act of 1934, as amended, and subject to federal and state securities laws. During the option recipient's lifetime, options granted pursuant to the 2002 Directors' Option Plan may only be exercised by the recipient, the recipient's guardian or legal representative or by a permissible transferee.

         Upon any "change-in-control" event, such as a merger, consolidation, reorganization, liquidation, recapitalization or a similar event, each option recipient is entitled, subject to the conditions of the 2002 Directors' Option Plan, to purchase or acquire such number of securities as were exchangeable for the number of shares of our common stock that such option recipient would have been entitled to purchase or acquire except for such change-in-control, and appropriate adjustments will be made to the per-share exercise price of outstanding options.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

         The options granted under the proposed 2002 Directors' Option Plan will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. An optionee will be deemed to have received ordinary income upon the exercise of options granted under the 2002 Directors' Option Plan in an amount equal to the amount by which the fair market value of the common stock on the exercise date exceeds the exercise price. The amount of any ordinary income upon the exercise of such options will be a deductible expense for tax purposes by the Company. At this time, generally accepted accounting principles ("GAAP") do not require compensation expense to be recorded for any options granted for which the exercise price equals the market value on the date of grant. When the options are exercised, the net proceeds received by us will be recorded as an increase in common stock and paid-in capital.

ADJUSTMENT IN THE EVENT OF CAPITAL CHANGES

         In the event the total number of outstanding shares of common stock is increased or decreased subsequent to the effective date of the proposed 2002 Directors' Option Plan by reason of any split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by us (collectively, "capital changes"), proportional adjustments will be made to (i) the aggregate number of shares of common stock available for issuance under the 2002 Directors' Option Plan, (ii) the number of shares to which an outstanding option relates, and (iii) the exercise price per share of common stock under an option. The board may, in its discretion, adjust the number of shares granted upon election or reelection to the board (currently, 8,800 shares) in the event of a capital change, but the non-discretionary 8,800-share grant will not be automatically adjusted as a result of a capital change.

AMENDMENT OF THE 2002 DIRECTORS' OPTION PLAN

         The board of directors may, by resolution and at any time, terminate, amend or revise the proposed 2002 Directors' Option Plan with respect to any shares of common stock as to which options have not been granted, but the board may not alter or impair any options previously granted under the 2002 Directors' Option Plan unless the option recipient consents. In addition, the board may determine that shareholder approval of any amendment to the 2002 Directors' Option Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE 2002 DIRECTORS' OPTION PLAN. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY YOUR PROXY WILL BE VOTED FOR APPROVAL OF THE 2002 DIRECTORS' OPTION PLAN. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2002 DIRECTORS' OPTION PLAN.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of our board of directors are held on a quarterly basis. Our board held a total of four regular meetings and one special meeting during fiscal 2001. No incumbent director attended fewer than 75% of the total number of meetings of the board and the total number of committee meetings on which such director served during fiscal 2001.

         The audit committee of the board of directors reviews our records and affairs to determine our financial condition, reviews with management and our independent auditors the systems of internal control, and monitors our adherence in accounting and financial reporting to generally accepted accounting principles. In fiscal 2001, the members of the audit committee, which met two times during the year, were Messrs. Leinfelder (Chairman), Funk, Nordeen, Quillin and Zagzebski. Mr. Funk participated in the first of the two meetings, which was held prior to his retirement from service as one of our directors in April 2001. In November 2001, the board appointed Mr. Zagzebski to the audit committee to fill the vacancy left by Mr. Funk. Mr. Zagzebski was not a member of the audit committee when either of the two 2001 meetings were held, but has participated in all subsequent audit committee meetings.

         The stock option committee of the board of directors reviews and approves the granting of options and restricted stock under our stock incentive plans and administers such plans. In fiscal 2001, the stock option committee consisted of Messrs. Luby (Chairman), Lommen, Rundle and Ms. Davenport. The stock option committee met six times during fiscal 2001.

         Our entire board of directors acted as a nominating committee for the selection of nominees for director to stand for election at the annual meeting. The board met once during fiscal 2001 to consider director nominees for the 2001 annual meeting. In January 2002, the board, acting as the nominating committee, considered nominations for directors to be elected at the 2002 annual meeting. Our bylaws allow for shareholder nominations of directors and require such nominations to be made in accordance with specific procedures. See "Matter 1:
Election of Directors--Shareholder Nominations."

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

              The following table sets forth certain information with respect to our executive officers who are not directors.

NAME                       AGE             PRINCIPAL OCCUPATION
----                       ---             --------------------
Joseph M. Konradt.......... 45      Executive Vice President of the Bank
                                    (Community Banking Group Manager) since
                                    March 2001; Senior Vice President of the
                                    Bank (Retail Banking Division Manager) from
                                    March 1992 until March 2001; Vice President
                                    of the Bank from June 1989 until March 1992;
                                    Vice President of First Federal Savings Bank
                                    of La Crosse from 1986 until June 1989 and
                                    prior thereto Director of Marketing of First
                                    Federal Savings Bank of La Crosse.

Bradford R. Price.......... 48      Executive Vice President and Secretary of
                                    the Company and the Bank (Corporate
                                    Administration and Operations Group Manager)
                                    since March 2001; Executive Vice President
                                    and Secretary of the Company and the Bank
                                    (Residential Lending Division Manager) from
                                    March 1992 until March 2001; Senior Vice
                                    President and Secretary of the Company and
                                    the Bank from June 1989 until March 1992;
                                    Senior Vice President and Secretary of First
                                    Federal Savings Bank of La Crosse from 1986
                                    until June 1989 and prior thereto Secretary
                                    and Vice President-Lending of First Federal
                                    Savings Bank of La Crosse.

Robert P. Abell............ 53      Senior Vice President of the Bank
                                    (Commercial Real Estate Lending Division
                                    Manager) since March 1992; Vice President of
                                    the Bank from June 1989 until March 1992;
                                    Vice President-Commercial Real Estate
                                    Lending of First Federal Savings Bank of La
                                    Crosse from December 1987 until June 1989.

Michael W. Dosland......... 42      Senior Vice President, Treasurer and Chief
                                    Financial Officer of the Company and the
                                    Bank (Finance and Treasury Division Manager)
                                    since February 2001; Vice President and
                                    Controller of the Company and the Bank from
                                    March 1992 until February 2001; Controller
                                    of the Company and the Bank since June 1989
                                    and prior thereto, Controller of First
                                    Federal Savings Bank of La Crosse from 1987
                                    until June 1989.

Milne J. Duncan............ 53      Senior Vice President of the Bank (Human
                                    Resources Division Manager) since March
                                    1992; Vice President of the Bank from June
                                    1989 until March 1992; Vice President of
                                    First Federal Savings Bank of La Crosse from
                                    1986 until June 1989.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2002 (except as otherwise noted below) by (i) each shareholder known to us to beneficially own more than 5% of the shares of our outstanding common stock, as disclosed in certain reports regarding such ownership filed with the SEC in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, (ii) each of our directors and director nominees, (iii) each of our executive officers appearing in the summary compensation table below, and (iv) all of our directors and executive officers as a group.

                                                                                                 SHARES OF
                                                                                               COMMON STOCK
                                                                                           BENEFICIALLY OWNED(1)
                                                                                           ---------------------
                                                                                                       PERCENT OF
                NAME                                                                       NUMBER         CLASS
                ----                                                                       ------      ----------
Gail K. Cleary and related persons and entities(2)                                       1,253,175          6.3%
     c/o Cleary Management Corporation
     301 Sky Harbour Drive
     La Crosse, Wisconsin 54603

Directors:
     Marjorie A. Davenport(3).......................................................        29,200           *
     John F.  Leinfelder(3).........................................................       113,192           *
     Richard T. Lommen(3)...........................................................       276,700         1.4
     Patrick J. Luby(3).............................................................       129,356           *
     David C. Mebane(3).............................................................        49,383           *
     Dale A. Nordeen(3).............................................................       125,984           *
     Phillip J. Quillin(3)..........................................................       157,438           *
     Jack C. Rusch(3), (4), (5), (6)................................................       421,605         2.1
     Thomas W. Schini(3), (4), (5), (6).............................................       749,331         3.7
     Edwin J. Zagzebski(3)..........................................................        53,028           *

Executive officers who are not Directors:
     Bradford R. Price(3), (4), (5), (6)............................................       374,561         1.9
     Joseph M. Konradt(3), (4), (5), (6)............................................       158,078           *
     Robert P. Abell(3), (4), (5), (6)..............................................       100,495           *

All directors and executive officers as a group
     (16 persons)(3), (4), (5), (6).................................................     2,892,652         14.1%

--------------------

* Represents less than 1% of the total number of shares of common stock outstanding.

(1) For purposes of this table, pursuant to rules promulgated under the Securities Exchange Act, an individual is considered to beneficially own shares of common stock if he or she, directly or indirectly, has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes shares of common stock held directly by the individual as well as by members of such individual's immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individual effectively exercises sole or shared voting and/or investment power. Fractional shares of common stock held by certain executive officers under the First Federal Capital Corp Employee Stock Ownership Plan (the "ESOP") and the First Federal Savings Bank La Crosse-Madison Savings Investment Plan (the "401(k) Plan") have been rounded to the nearest whole share.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Gail K. Cleary possesses sole or shared voting and dispositive power individually or by trust with respect to the indicated shares. Beneficial ownership of the shares of common stock is as follows: Gail
         K. Cleary (IRA) - 82,498 shares; the Gail K. Cleary Trust - 697,939 shares; the Russell G. Cleary Marital Trust - 200,000 shares; the Cleary-Kumm Foundation, Inc., a charitable foundation - 219,938 shares; and the Roy E. Kumm Family Trust - 52,800 shares.

(3) Includes shares of common stock that the named individuals and certain executive officers have the right to acquire within 60 days of the voting record date pursuant to the exercise of stock options as follows: Ms. Davenport - 22,200; Mr. Leinfelder - 26,400; Mr. Lommen - 8,800; Mr. Luby - 17,600; Mr. Mebane - 8,800; Mr. Nordeen - 0; Mr.
         Quillin - 26,396; Mr. Rundle - 17,600; Mr. Rusch - 73,700; Mr. Schini - 80,250; Mr. Zagzebski - 8,800; Mr. Price - 51,067; Mr. Konradt - 46,400
         and Mr. Abell - 27,000. Does not include options for shares of common stock that do not vest within 60 days of the voting record date that have been awarded to executive officers and directors under our stock option plans.

         Does not include shares of common stock that the named individuals will have the right to acquire within 60 days of the voting record date if the 2002 Directors' Option Plan is approved and the nominees for director are elected or reelected by the shareholders at the annual meeting (due to immediate vesting of all non-discretionary options granted to the directors upon election or reelection): Mr. Leinfelder - 8,800; Mr. Mebane - 8,800.

(4) Includes shares of common stock awarded under our stock incentive plans, which are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.

(5) Includes shares of common stock allocated to the accounts of executive officers pursuant to the 401(k) Plan, for which such individuals possess shared investment power and shared voting power over the shares of common stock allocated to their own account, of which approximately 1,438 shares are allocated to accounts of the executive officers named in the summary compensation table as follows: Mr. Rusch - 0; Mr. Schini
         - 0; Mr. Price - 0; Mr. Konradt - 8; and Mr. Abell - 1,430.

(6) Includes shares of common stock allocated to certain executive officers under the ESOP, for which such individuals possess shared voting power, of which approximately 124,776 shares were allocated to executive officers named in the summary compensation table as follows: Mr. Rusch
         - 24,443; Mr. Schini - 40,732; Mr. Price - 23,982; Mr. Konradt -
         18,001; and Mr. Abell - 17,618.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of the shares of our common stock outstanding, to file reports of ownership and changes in ownership with the SEC and the NASD by certain dates. Officers, directors and greater than ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based upon review of the information provided to us, we believe that during fiscal 2001, our officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements, except for one inadvertent failure by Mr. Reinke to timely report on a Form 4 one acquisition of our common stock as the result of his exercise of stock options, which acquisition and exercise of stock options were subsequently reported on a Form 4.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         During fiscal 2001, the Company did not pay separate compensation to our executive officers. The following table summarizes the total compensation paid by the Bank to our Chief Executive Officer and our next four highest paid executive officers whose compensation, based on salary and bonus, exceeded $100,000 during fiscal years 2001, 2000 and 1999.


                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                      ---------------------------
                                                                       VALUE OF          NUMBER
                                           ANNUAL COMPENSATION(3)     RESTRICTED       OF SHARES
                                         --------------------------     STOCK          SUBJECT TO       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY(1)     BONUS(2)    AWARDS(4)(5)     OPTIONS(6)     COMPENSATION(7)
---------------------------        ----  -------------  -----------   ------------     ----------     ---------------
Jack C. Rusch....................  2001   $  306,250    $  142,750     $  138,424          67,500         $  10,474
   President and                   2000      219,392       112,244        165,000          60,000            10,451
   Chief Executive Officer         1999      169,433        67,940             --              --            10,009

Thomas W. Schini.................  2001   $  300,000    $   76,829     $  359,936          10,350         $  21,494
   Chairman of the Board and       2000      367,500       179,286             --              --            21,494
   Senior Executive Officer        1999      350,000       175,224             --              --            21,134

Bradford R. Price................  2001   $  215,083    $   81,785     $  138,424          39,600         $   9,589
   Executive Vice President        2000      198,439        80,444             --          20,000             9,576
                                   1999      169,433        67,940             --              --             9,097

Joseph M. Konradt................  2001   $  204,110    $   78,204     $  127,776          37,800         $   9,129
   Executive Vice President        2000      185,628        72,400             --          15,000             9,111
                                   1999      158,333        63,500             --              --             8,667

Robert P. Abell..................  2001   $  141,500    $   39,484     $   87,846          21,600         $   9,355
   Senior Vice President           2000      133,288        38,921             --              --             9,337
                                   1999      125,800        37,800             --              --             8,763

----------

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(1) Includes compensation earned and deferred by the named executive officers pursuant to the 401(k) Plan.

(2) Our executive officers receive cash bonus compensation under the First Federal Savings Bank La Crosse-Madison Annual Incentive Bonus Plan (the "Annual Bonus Plan"), which is based upon the Bank's performance. See "Compensation Committee Report." For fiscal 2001, 2000 and 1999, all bonus compensation paid to the named executive officers was made pursuant to the Annual Bonus Plan.

(3) Perquisites provided to the named executive officers by us did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(4) Amounts shown in this column represent the value of shares of common stock awarded to the named executive officers based upon the closing market price of our common stock on the date of grant. No shares of restricted stock were awarded during fiscal year 1999. The amounts indicated for fiscal 2000 and fiscal 2001 represent:


            - The aggregate value of 15,000 shares of restricted stock awarded to Mr. Rusch in connection with his appointment as President of the Company and the Bank in fiscal 2000 that is subject to the following vesting schedule: (i) 5,000 - 8/1/01;
                  (ii) 5,000 - 8/1/02; and (iii) 5,000 - 8/1/03;


            - The aggregate value of restricted stock awarded pursuant to the 2001-2003 long-term incentive plan in April 2001: (i) Mr. Rusch - 10,400 shares; (ii) Mr. Schini - 25,600 shares; (iii) Mr. Price - 10,400 shares; (iv) Mr. Konradt - 9,600 shares; and (v) Mr. Abell - 6,600 shares. Restricted stock grants vest 50% each year commencing on the first anniversary of the award date.


(5) At December 31, 2001, the aggregate value of restricted (unvested) stock holdings by Messrs. Rusch, Schini, Price, Konradt and Abell was $483,560, $401,920, $326,560, $301,440 and $207,240, respectively, based on a total of 30,800, 25,600, 20,800, 19,200 and 13,200 shares awarded in fiscal 2001 and 2000, respectively, which were unvested on December 31, 2001, and the closing market price of our common stock on that date ($15.70 per share). Recipients of restricted stock awards are entitled to vote and receive payment of any dividends on unvested shares of common stock. For a further discussion of the Company's long-term incentive plans, see "Compensation Committee Report."


(6) Amounts shown in this column represent the total number of shares of common stock subject to options granted to the named executive officers under our long-term stock incentive plans during the fiscal years 2000 and 2001. No options were granted to the named individuals in fiscal 1999.


(7) Amounts shown in this column represent the Bank's contributions on behalf of the named executive officers under the 401(k) Plan, the ESOP, the Executive Life Bonus Plan ("Life Bonus Plan"), and disability insurance premiums paid by the Bank for fiscal 2001, 2000 and 1999. The amounts shown for each individual for fiscal 2001 are derived from the following figures: (i) Mr. Rusch - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,838 - Life Bonus Plan payment, and $986 - disability premium; (ii) Mr. Schini - $5,100 matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $12,980 - Life Bonus Plan payment, and $864 - disability premium; (iii) Mr. Price - $5,100 matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,270 - Life Bonus Plan payment, and $669 - disability premium; (iv) Mr. Konradt - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $1,100 - Life Bonus Plan payment, and $379 - disability premium; and (v) Mr. Abell - $5,100 - matching contribution under the 401(k) Plan, $2,550 - ESOP contribution, $956 - Life Bonus Plan payment, and $749 - disability premium.

STOCK OPTIONS

         As of December 31, 2001, we had 1,171 officers and employees eligible to participate in our current stock option and incentive plans, which include the First Federal Capital Corp 1989 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Option and Incentive Plan (f/k/a the Rock Financial Corp. 1992 Stock Option and Incentive Plan) and the First Federal Capital Corp 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). As of December 31, 2001, 3,746,854 shares of common stock had been granted under the Stock Option and Incentive Plans (either in the form of option grants or restricted stock awards) and a total of 729,104 shares of common stock were available for granting.

         The following table sets forth certain information concerning individual grants of stock options to certain of the executive officers named in the summary compensation table during fiscal 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                                     % OF TOTAL
                                                        OPTIONS        PER SHARE
                                                      GRANTED TO       EXERCISE
                                        OPTIONS      EMPLOYEES IN        PRICE        EXPIRATION       GRANT DATE
              NAME                    GRANTED(1)    FISCAL YEAR(2)     ($/SH)(1)         DATE       PRESENT VALUE(3)
     ----------------------           ----------    --------------     ---------         ----       ----------------
Jack C. Rusch..................         67,500           17.7%          $14.06         04/24/11         $284,850

Thomas W. Schini...............         10,350            2.7           $14.06         04/24/11           43,677

Bradford R. Price..............         39,600           10.4           $14.06         04/24/11          167,112

Joseph M. Konradt..............         37,800            9.9           $14.06         04/24/11          159,516

Robert P. Abell................         21,600            5.7           $14.06         04/24/11           91,152

----------


(1) The options granted are subject to a vesting schedule under the stock option plans and are exercisable as follows: (i) Mr. Rusch: 22,500 - 04/24/02, 22,500 - 04/24/03, 22,500 - 04/24/04; (ii) Mr. Schini: 3,450
         - 04/24/02, 3,450 - 04/24/03, 3,450 - 04/24/04; (iii) Mr. Price: 13,200
         - 04/24/02, 13,200 - 04/24/03, 13,200 - 04/24/04; (iv) Mr. Konradt:
         12,600 - 04/24/02, 12,600 - 04/24/03, 12,600 - 04/24/04; and (v) Mr.
         Abell: 7,200 - 04/24/02, 7,200 - 04/24/03, 7,200 - 04/24/04.

(2) Options to purchase 380,550 shares of common stock were granted to eligible participants under the Stock Option and Incentive Plans during fiscal 2001.

(3) Based upon the Black-Scholes option pricing model, adopted for use in valuing stock options, based upon the following variable assumptions:
         (i) a seven year expected life; (ii) a volatility statistic of 35%;
         (iii) a dividend yield of 3.0%; and (iv) a 6.0% risk-free interest rate. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

         The following table sets forth certain information concerning the value of unexercised stock options (at December 31, 2001) granted under the Stock Option and Incentive Plans to the executive officers named in the summary compensation table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                 VALUE OF
                                            NUMBER OF                           UNEXERCISED
                                           UNEXERCISED                         IN-THE-MONEY
                                             OPTIONS                              OPTIONS
                                       AT FISCAL YEAR-END                  AT FISCAL YEAR-END(1)
                                ------------------------------        ------------------------------
NAME                            EXERCISABLE      UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
----                            -----------      -------------        -----------      -------------
Jack C. Rusch............          51,200           107,500            $ 123,640         $ 298,700

Thomas W. Schini.........          76,800            10,350               72,960            16,974

Bradford R. Price........          37,866            52,434               60,975           127,609

Joseph M. Konradt........          33,800            47,800               50,860           108,992

Robert P. Abell .........          19,800            21,600               18,810            35,424


(1) The value of unexercised in-the-money options is based upon the difference between the fair market value of the stock options ($15.70, which was the closing price on December 31, 2001) and the exercise price of the options at December 31, 2001.

PENSION PLAN

         The Bank maintains the First Federal Savings Bank La Crosse-Madison Pension Plan (the "Pension Plan") for the benefit of our employees. The Pension Plan is a non-contributory defined benefit pension plan. All employees who are at least age 20 and who have completed twelve months of at least 1,000 hours of service with us are eligible to participate in the Pension Plan.

         Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of compensation during the last ten years of employment. Compensation is defined to include salary, bonuses, overtime, commissions, vacation and 401(k) and cafeteria (125) plan deferrals, and does not include expense reimbursement, non-cash or stock compensation. Benefits are calculated based on a formula that is coordinated with Social Security covered compensation. Such amounts are within 10% of the total compensation and bonus reported for the named individuals in the Summary Compensation Table above.

         The maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans is $200,000 for 2002 and the maximum annual benefit permitted under such plans is $160,000 for 2002. At December 31, 2001, Messrs. Rusch, Schini, Price, Konradt and Abell had 17.7, 42.5, 21.8, 20.6 and 14.1 years of credited service, respectively, under the Pension Plan.

         The Bank's board of directors also has authorized a supplemental non-qualified retirement plan ("Supplemental Plan") to provide certain additional retirement benefits to Messrs. Rusch, Schini, Price, Konradt and Abell. The Supplemental Plan provides that Messrs. Rusch, Schini, Price, Konradt and Abell will receive a supplemental pension benefit commencing on the first day of the calendar month following their retirement equal to the dollar amount of the retirement benefit that would have been paid under the Pension Plan, 401(k) Plan and ESOP without regard to the maximum annual benefit limitation of
Section 415 of the Internal Revenue Code (which is $160,000 for 2002) and the maximum annual compensation limitation in Section 401(a)(17) of the Internal Revenue Code ($200,000 for 2002). The Supplemental Plan provides that the Bank will establish a supplemental defined contribution account which shall include the amount of contributions which were not allocated to their accounts under the 401(k) Plan and ESOP because of the limitations imposed by the Internal Revenue Code. In addition to the amounts payable in the table below, the additional projected benefits under the Supplemental Plan payable to Messrs. Rusch, Schini, Price, Konradt and Abell amounted to an annual benefit at age 65 of $115,163, $115,109, $48,172, $38,070 and $0, respectively, with respect to the Pension Plan and a lump sum benefit of $28,825, $268,736, $19,923, $14,531 and $967, respectively, with respect to the 401(k) Plan and the ESOP at December 31, 2001.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in fiscal 2001 to the named executive officers under the Pension Plan and Supplemental Plan, expressed in the form of a ten year "single life" annuity benefit, based on average annual compensation and years of service classifications specified. The table does not set forth the amount of minimum annual benefits accrued by certain Pension Plan participants under the benefit plan formula previously in effect before the Pension Plan was amended.


                               PENSION PLAN TABLE

   AVERAGE                                                        CREDITABLE YEARS OF SERVICE AT AGE 65
   ANNUAL                                      --------------------------------------------------------------------
COMPENSATION                                       10             15              20             25          30
------------                                   ---------       ---------      ---------      ----------   ---------
$   20,000 ...............................     $  2,500        $  3,800       $  5,000       $  6,300     $   6,300
    40,000 ...............................        5,200           7,800         10,300         12,900        12,900
    60,000 ...............................        8,900          13,300         17,700         22,200        22,200
    80,000 ...............................       12,600          18,900         25,100         31,400        31,400
    100,000...............................       16,300          24,400         32,500         40,700        40,700
    125,000...............................       20,900          31,300         41,800         52,200        52,200
    150,000...............................       25,500          38,300         51,000         63,800        63,800
    200,000...............................       34,800          52,200         69,500         86,900        86,900
    250,000...............................       44,000          66,000         88,000        110,000       110,000
    300,000...............................       53,300          79,900        106,500        133,200       133,200
    350,000...............................       62,500          93,800        125,000        156,300       156,300
    400,000...............................       71,800         107,700        143,500        179,400       179,400
    450,000...............................       81,000         121,500        162,000        202,500       202,500
    500,000...............................       90,300         135,400        180,500        225,700       225,700
    550,000...............................       99,500         149,300        199,000        248,800       248,800

 EMPLOYMENT AGREEMENTS

         In fiscal 2001, the Company and the Bank amended its employment agreements with Messrs. Rusch, Schini, Price, Konradt and Abell (collectively, the "Employment Agreements"). Under the Employment Agreements in effect for fiscal 2001, the base salaries for Messrs. Rusch, Schini, Price, Konradt and Abell were $315,000, $300,000, $221,500, $212,000 and $143,000, respectively. In addition to base salary, the Employment Agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any stock-based incentive programs of the Company and the Bank.

         Messrs. Rusch, Price and Konradt's Employment Agreements with the Bank and the Company are for three years, while Mr. Abell's Employment Agreement is for two years, and Mr. Schini's expires on June 30, 2002. Each of the agreements may be extended on an annual basis for successive additional one-year periods upon the expiration of each year of the term upon review and approval by the boards of directors of the Company and the Bank.

         Under the Employment Agreements, the Bank may, without further liability, terminate such employment for "cause," which includes, generally, conviction of a felony or any crime involving falsehood, fraud or moral turpitude, willful failure to perform his duties and responsibilities in accordance with written instructions approved by at least two-thirds of the board, a willful act of misconduct or violation of any law, regulation or cease and desist order which is injurious to the Bank, a willful breach of fiduciary duty involving personal profit and incompetence, personal dishonesty or material breach of the Employment Agreement by the executive. The Employment Agreements with the Company terminate on the effective date of termination of the Employment Agreements with the Bank. The Employment Agreements also provide for termination or suspension of rights granted if the executives are terminated, suspended or permanently removed for certain violations of federal laws, or if regulatory authorities were to determine that the Bank is operating in an unsafe financial condition. The Employment Agreements also contain covenant-not-to-compete provisions that prohibit the executives from competing with a significant competitor (as defined therein) of the Company or the Bank for a period of twelve months following termination.

         In the event of a termination due to death or retirement, the executive is entitled to receive only that compensation and those benefits in which he was vested as of the date of termination. In the event of termination due to disability, the executive is entitled to receipt of his base salary for the remainder of the term of the Employment Agreement, offset by the total of any disability payments received by the executive during such period under any employer disability, governmental social security, or worker's compensation program.

         In the event of a termination for cause, the Company and the Bank's obligations under the Employment Agreements to Messrs. Rusch, Schini, Price, Konradt and Abell cease. In the event of termination of employment under certain circumstances, including termination without cause or other breach of the Employment Agreements by the Bank or the Company, the executive would be entitled to receive, for the remainder of the employment term (restored as of the date of termination), severance payments based on the highest rate of base salary within the three years preceding termination and the cash bonus paid in the most recently completed calendar year of employment. In addition, the executives shall be entitled to participate in all group health, dental and life insurance and certain other employee benefit plans, at no cost to the executives, for the remainder of the employment term, and to receive all other benefits in which the executive was vested as of the termination date. If the termination follows a "Change in Control," as defined in the Employment Agreements and described below, the executive may elect to receive the severance payment in a lump sum or over a period of three years from the date of Change in Control. Under the Employment Agreements with the Bank, the payments are limited, however, not to exceed such amounts that would be deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and by any amounts paid by a subsequent employer. In addition, the executives would receive additional benefits under the Pension Plan in an amount determined as if the executive were fully vested under the Pension Plan and had accumulated the additional years of credited service under the Pension Plan that he would have received had he continued employment with the Bank for the entire employment term at the highest annual rate of base salary in effect during the twelve months immediately preceding the termination date. Assuming that average annual compensation was at each executive's existing salary level for fiscal 2001 and utilizing the bonus amounts for fiscal 2001, severance pay in the event of a Change in Control would amount to $1,373,250, $188,415, $909,855, $870,612 and $364,968 for Messrs. Rusch, Schini, Price, Konradt and Abell, respectively.

         The Employment Agreements define a "Change in Control" to include a change in control under certain federal laws regardless of whether approval of the Change in Control is required under such laws and whether resulting from merger, consolidation, reorganization, acquisition of the Bank or its assets, or any other event. The following other circumstances involving a Change in Control of the Bank which, if they occur, also provide the executives with termination benefits under the Employment Agreements: (i) termination of an executive officer's employment other than for cause after a Change in Control; (ii) resignation by an executive officer following a significant change in the nature or scope of his authorities or duties; (iii) a reassignment to duties in a location more than 25 miles from the location of the executive officer's principal office immediately before such Change in Control; and (iv) a determination by an executive officer that, as a result of such Change in Control and subsequent changes in the circumstances of his employment, he is unable to exercise effectively his prior authority or responsibility.

         If the severance benefits payable following a Change in Control would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executives' average annual compensation for the five calendar years preceding the year in which the Change in Control occurred, the severance benefits shall be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such Change in Control. The Employment Agreements with the Company provide that the Company will pay to the executives the entire amount of any unpaid severance that is not paid to them as a result of the Change in Control restrictions under their Employment Agreements with the Bank. In addition, under applicable law, a 20% excise tax would be triggered by change-in-control related payments that equal or exceed three times the executives' annual compensation over the five years preceding the Change in Control. The Employment Agreements with the Company provide that to the extent payments related to a Change in Control are subject to the excise tax, the Company will provide the executives with an additional amount sufficient to enable them to retain the full value of the Change in Control benefits as if the excise tax had not applied.

         Effective January 1, 2001, Mr. Schini retired from his position as our Chief Executive Officer. Mr. Schini continues to serve as our Chairman of the Board of Directors and as a Senior Executive Officer pursuant to the terms of employment agreements entered into with the Company and the Bank effective January 1, 2001. The agreements provide that from January 1, 2001 until June 30, 2002, Mr. Schini will serve as Chairman of the Board of Directors of the Company (subject to re-election as a director in April 2002) and Chairman of the Board of Directors of the Bank and will further serve the Company and the Bank in a consultative role and on special projects. Through June 30, 2002, Mr. Schini will be compensated at a base salary of $300,000 per year, which will not be reduced during the initial term of the agreement. After June 30, 2002, the agreements may be renewed for one-year terms by action of the board of directors of the Company and the Bank. In addition to base salary, the agreements provide for other benefits generally made available to other of our executive officers, including benefits under any bonus or stock-based incentive plans. If Mr. Schini retires, dies or becomes disabled, he or his estate will be entitled to any compensation and benefits to which he was entitled through his termination date. If Mr. Schini is terminated for cause, he will not be entitled to any severance payment; however, he will be entitled to any benefits in which he was vested as of the termination date. Mr. Schini also will be entitled to change-in-control benefits equal to the compensation due him for the remainder of his employment contract term at the time of any change-in-control.

LIFE INSURANCE POLICIES

         The Bank's policy is to maintain a split-dollar life insurance plan for its Chief Executive Officer. In 2001, the Bank purchased a $350,000 split-dollar life insurance policy on the life of Jack Rusch, in accordance with the Bank's policy after he became CEO.

         Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage. At the earlier of the 15th anniversary of the policy or death of the participant, the Bank's share of the death benefit will be sufficient to recover all premium costs associated with the plan, with the participant's beneficiary receiving any excess of the death benefit amount. For 2001, the amount of income attributable for a split-dollar insurance plan was $385 for Mr. Rusch. This amount is included in the "All Other Compensation" column in the Summary Compensation Table above.

         The Bank also made a life insurance benefit previously maintained for Mr. Schini permanent in connection with his relinquishment of the CEO position. The existing benefit was converted into a $500,000 split-dollar policy on the joint lives of Mr. Schini and his spouse. At the earlier of the 15th anniversary of the policy or second-to-die of Mr. Schini or his spouse, the Bank's share of the death benefit will be sufficient to recover all premium costs associated with the plan, with the participant's beneficiary receiving any excess of the death benefit amount.

         In addition, the Bank waived Mr. Schini's right to a portion of his SERP benefit in consideration for receipt of a life insurance policy on the joint lives of Mr. Schini and his spouse. The benefit amount of the SERP-conversion policy will depend upon the amount of coverage that can be purchased based on the final value of Mr. Schini's SERP benefit account determined as of June 30, 2002. The account will be valued at market value as of that date. The Bank will not be responsible for any premium obligation with respect to the policy so obtained, except for payment of premiums equal to the present value amount of said SERP value.

COMPENSATION OF DIRECTORS

         BOARD FEES

         Each member of the board of directors of the Company who is not a full-time employee is paid an annual retainer of $10,000. In addition, each non-employee director of the Company who also is a member of the board of the Bank is paid an annual retainer of $10,000 for services rendered to the Bank. The Bank also contributes towards health insurance premiums on behalf of certain directors who previously have so elected, which are taxable to the directors. Participation in the Bank's health insurance plans is no longer offered to existing or new directors who have not previously elected to participate in such plans.

         DIRECTORS' DEFERRED COMPENSATION PROGRAM

         We maintain plans under which members of the boards of directors may elect to defer receipt of all or a portion of their directors' fees. Under the plans, we are obligated to repay the deferred fees, in the manner elected by the participating director, together with interest at a stated rate. The repayments generally will commence upon the participating director's resignation from the board, although the participating director may elect to receive repayments at an earlier time. During fiscal 2001, no director deferred funds pursuant to these deferred compensation plans.

         STOCK OPTION PLANS

         The Company adopted the 1989 Directors' Stock Option Plan and the 1992 Directors' Stock Option Plan (collectively, the "Directors' Plans"), which provide for the grant of compensatory stock options to non-employee directors of the Company and the Bank. The 1992 Directors' Stock Option Plan expired on January 25, 2002. The proposed 2002 Directors' Option Plan has been adopted by the board of directors and is being submitted for shareholder approval at the annual meeting. Pursuant to the Directors' Plans and the 2002 Directors' Option Plan, each director of the Company or the Bank who is not also an employee of ours is granted a compensatory stock option to purchase 8,800 shares of common stock upon election or reelection to the boards of directors. The 2002 Directors' Option Plan also authorizes discretionary grants of options to purchase shares of common stock.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

COMPENSATION COMMITTEE

         The Bank's Personnel and Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors of the Bank the levels of compensation and benefits (excluding stock option grants and restricted stock awards) for executive officers of the Bank. The Stock Option Committee of the Company reviews and approves the grant of options and restricted stock awards pursuant to the Company's stock incentive plans.

         Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and certain other executive officers of the Company. The rules require compensation disclosure in the form of tables and a report by the Compensation Committee of the Company which explains the rationale and considerations that led to fundamental decisions affecting such individuals. The Committee has prepared the following report, at the direction and approval of the Board of Directors of the Company, for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the fiscal year ended December 31, 2001, the Committee consisted of the same independent directors who are neither officers nor employees of the Company or the Bank ("Outside Directors") and who serve on the Company's Stock Option Committee (Directors Davenport, Lommen, Luby and Rundle). Mr. Rundle served as Chairman of the Committee and Mr. Luby served as Chairman of the Company's Stock Option Committee. There are no interlocks, as defined under the rules and regulations of the SEC, between the Committee, the Company's Stock Option Committee and corporate affiliates of members of such committees.

EXECUTIVE COMPENSATION POLICIES AND PLANS

         The Committee uses the concept of total compensation in structuring a combination of base salary, incentive bonus, long-term compensation and perquisites for executive officers. It is the intent of the Committee to recommend a base salary for executive officers that is comparable to the median pay level of executives of similarly sized financial institutions based upon available competitive market data. The Committee uses outside consultants and published compensation survey data to review competitive rates of pay, to establish salary ranges and to recommend base salary and bonus pay levels. Based upon such review, for fiscal 2001, the average increase in base salary for the three highest paid executive officers (other than Messrs. Rusch or Schini) was 8.0%. The Company's executives, in general, will receive a level of compensation (base salary plus cash incentive bonus) at or above the median annual compensation paid by financial competitors of the Company only when the Company meets or exceeds the median return on assets ("ROA") and return on equity ("ROE") levels of its peer group.

         The Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by the shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Committee has been advised that no executive officer of the Company received compensation in fiscal 2001 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code.

         Both short-term and long-term incentive plans are used to reward executive officers for the Company's performance relative to identified peer groups. Short-term incentive compensation, paid in the form of annual cash bonuses, is determined pursuant to factors outlined in the First Federal Savings Bank La Crosse-Madison Annual Incentive Bonus Plan (the "Annual Bonus Plan"). Long-term incentive compensation, paid in the form of restricted stock awards and stock option grants, is determined pursuant to factors outlined in the Company's long-term performance award plans. The Board of Directors of the Company reviews and approves of the terms of the Annual Bonus Plan on an annual basis and the terms of the long-term award plans every three years.

         ANNUAL BONUS PLAN

         The factors used in measuring the Company's performance under the Annual Bonus Plan are a weighted combination of ROA and ROE. In general, a payment pursuant to the terms of the Annual Bonus Plan is made only after the Company's financial performance equals or exceeds median peer group financial performance. The peer group includes a group of similarly sized publicly traded thrifts. The Board of Directors reviews the terms of the Annual Bonus Plan each year and establishes the threshold, target and maximum ROA and ROE levels, and percentage of incentive award to be based upon ROA and ROE, respectively, after evaluation of the Company's strategic business plan and other factors the Board deems appropriate. Cash bonus payments are made to participants at the end of the fiscal year based upon the Company's projected performance levels relative to the peer group and, if necessary, additional payments are made at the beginning of the following fiscal year to reflect actual performance.

         For fiscal 2001, ROA accounted for 25% and ROE accounted for 75% of the total cash incentive award opportunity. Executive officers are eligible to earn incentive compensation based on the Company achieving threshold, target and maximum ROA and ROE performance at the 50th percentile, 65th percentile and 80th percentile, respectively, of the peer group. In general, if financial performance is below the threshold level, no incentive compensation will be earned. Individual award targets vary by executive group (CEO, Executive Vice

Presidents, Senior Vice Presidents and Department Managers) and are established as a percentage of base salary. However, even if the Company's performance exceeds the target ratios of the peer group, the Board of Directors of the Company and the Bank can elect to reduce or cancel incentive payments if the Company's ROE does not equal or exceed a "risk-free rate of return" defined to be 110% of the average one-year treasury bill rate for the plan year. In addition, the performance measures may be adjusted in any fiscal year if the Board of Directors approves management strategic proposals or directs management to implement strategic proposals designed to enhance the long-term performance of the Company but which would materially impact payments under the Annual Bonus Plan.

         For fiscal 2001, the Company is projected to achieve financial performance objectives that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Based on the Company's projected financial performance, cash bonuses were paid to Annual Bonus Plan participants in fiscal 2001 representing part of the ROA and ROE components of their 2001 bonus award. The balance of the 2001 incentive cash bonus will be paid in fiscal 2002 when final peer data is available. In April 2001, the balance of cash bonus payments were made to participants in the Annual Bonus Plan representing the Company's performance for fiscal 2000, which was at the 71st percentile for ROA (1.09%) and 95th percentile for ROE (17.01%). The aggregate pay-out to all participants under the Annual Bonus Plan in fiscal 2001 was $669,959, which represented aggregate bonus compensation of $627,400 attributable to performance in fiscal 2001 and $42,559 attributable to performance in fiscal 2000. The average bonus earned under the Annual Bonus Plan in fiscal 2001 by the four highest paid executive officers at year-end (other than Mr. Rusch) was 36.7% of their base salaries compared to 39.0% in fiscal 2000.

         LONG-TERM AWARD PLAN:  2001-2003 PLAN PERIOD

         In fiscal 2001, the Board of Directors of the Company reviewed and approved the terms of the First Federal Capital Corp Long-Term Performance Award Plan (2001-2003) (the "Long-Term Award Plan") which provides for the grant of stock options and awards of restricted stock. The purpose of the Long-Term Award Plan is to strengthen the link between executive compensation and long-term organization performance. In determining appropriate stock option grants and stock awards, the Stock Option Committee considers the executives' contribution toward institutional performance and the executives' expected contribution toward meeting the organization's long-term strategic goals as well as industry practice. Any value received by the executive from an option grant and any increase in the value of a stock award is a function of any increase in the price of the Common Stock. As a result, the value of the long-term compensation is directly aligned with increased stockholder value. The total of targeted or projected values of long-term awards at the date of the grant is set considering observed market practices for similar institutions in the financial industry.

         Pursuant to the Long-Term Award Plan, the Company's financial performance is measured by comparing the Company's average ROE over a three-year performance period to the average ROE of all publicly traded thrifts (as defined by the SNL Securities database of publicly traded thrifts) over the same period. Executive officers are granted stock options and awarded restricted stock based upon the Company achieving threshold, target and maximum ROE performance at the 50th percentile, 75th percentile and 90th percentile, respectively, of all publicly traded thrifts. Individual award targets vary by executive group (CEO, Executive Vice Presidents and Senior Vice Presidents) and are established as a percentage of base salary. Department Managers also are eligible to participate and may be awarded stock options and restricted stock at the discretion of the Stock Option Committee.

         Under the Long-Term Award Plan, stock options are granted at the beginning of the performance period, with no additional awards or award adjustment made during the performance cycle or at the end of the performance period. The options vest at the rate of 33% over a three-year period from the date of grant. The exercise price of the options is established at the fair market value of the Company's Common Stock on the date of grant. Restricted stock is awarded on an annual basis at the end of each "annual performance period" within the three-year plan period after the Company's annual ROE performance is assessed relative to the peer group annual ROE. The number of restricted shares granted annually will depend upon the Company's performance relative to the thrift peer group, with participants eligible to receive a number of shares depending upon the Company's performance relative to the threshold, target or maximum levels noted above. Restricted stock grants will vest 50% each year commencing on the first anniversary of the award date. The Stock Option Committee may elect to not award restricted stock in any year if the Company's average one-year ROE is below a "risk-free rate of return" defined to be 110% of the average three-year treasury bill over the performance period.

         In fiscal 2001, pursuant to the Long-Term Award Plan (2001-2003), options to acquire 215,550 shares of Common Stock were granted to executive officers of the Company (including the CEO). No shares of restricted stock were granted in fiscal 2001 under the Long-Term Award Plan for the 2001-2003 plan period. Shares of restricted stock will be granted to executive officers in April 2002 under the 2001-2003 plan, based upon the Company's ROE for fiscal 2001 relative to the thrift peer group.

         LONG-TERM AWARD PLAN:  1998 - 2000 PLAN PERIOD

         In fiscal 1998, pursuant to the Long-Term Performance Award Plan (1998-2000), options to acquire 204,000 shares of Common Stock (adjusted for the June 1998 2-for-1 stock split) were granted to executive officers of the Company (including the CEO and Chairman of the Board), and 68,000 shares of restricted stock (adjusted for the June 1998 2-for-1 stock split) were contingently awarded to such executive officers, subject to the Company achieving ROE during the 1998-2000 plan period that equals or exceeds the 75th percentile of the Company's publicly traded thrifts peer group.

         For the 1998-2000 plan period, relative to the peer group of publicly traded thrifts, the Company achieved an average ROE percentile ranking of 94.33%, exceeding the 75th percentile. Therefore, in fiscal 2001, additional restricted stock awards for 68,000 shares of Common Stock were made to executive officers of the Company (other than the CEO) as final payment under the Company's long-term performance award plan for the 1998-2000 plan period. With the exception of the grants to Mr. Schini, all restricted stock awards for the 1998-2000 plan period are subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2002 and 2003. Of the 51,200 shares of restricted stock awarded to Mr. Schini for the 1998-2000 period (25,600 shares awarded in fiscal 1998 and 25,600 shares awarded in fiscal 2001), 25,600 shares vested 100% on April 24, 2001 and 25,600 vested 100% on January 1, 2002. The modifications to Mr. Schini's vesting schedule were approved by the Board of Directors due to his proposed retirement in June 2002 (which would result in his unvested restricted stock grants becoming 100% vested as of the effective date of his retirement). If all of Mr. Schini's unvested restricted stock award vested in 2002, the Company may have exceeded established IRS limits on deductibility of compensation for that year (depending upon the value of the restricted stock as of the date of his retirement) and in such event, the Company would lose the corresponding compensation deduction for 2002. Therefore, the Board approved the foregoing modification to Mr. Schini's vesting schedule to avoid the problem of lost compensation deductions.

         Shares of restricted stock and stock options granted pursuant to the Company's Long-Term Award Plans are made from shares of Common Stock reserved for issuance under the First Federal Capital Corp. 1992 Stock Incentive Plan, the Rock Financial Corp. 1992 Stock Option and Incentive Plan (which was assumed by the Company in connection with the Rock Merger) and the First Federal Capital Corp. 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). Under the Stock Option and Incentive Plans, the Stock Option Committee also may authorize discretionary awards irrespective of whether the performance criteria set forth in the Long-Term Award Plan are met and may authorize discretionary awards for such other incentive/reward purposes as it may deem advisable from time to time.

PRESIDENT AND CEO COMPENSATION

         Mr. Jack C. Rusch was elected by the Board of Directors of the Company and the Bank to serve as President and Chief Operating Officer effective August 1, 2000 and as Chief Executive Officer effective January 1, 2001. Mr. Rusch's cash compensation (salary and bonus) for fiscal 2001 consisted of competitively determined base salary as well as the payment of cash incentive bonus based upon the Company's fiscal 2001 financial performance. Mr. Rusch's base salary was increased from $275,000 (from August through December 31, 2000) to $300,000 in January 2001, and was increased to $315,000 in August 2001. The base salary adjustments reflected the Committee's recommendation to pay him a base salary that was representative of comparable financial institutions of similar asset size and performance. The adjustment in base salary also was made due to Mr. Rusch assuming the role of both President and CEO on January 1, 2001.

         During fiscal 2001, cash incentive bonus of $142,750 was paid to Mr. Rusch. This payment represented his fiscal 2001 bonus ($135,400) as well as the balance of his fiscal 2000 bonus ($7,350) under the Company's Annual Bonus Plan. As noted above, the 2000 cash bonus component of the payment reflected the Company's financial performance relative to its peer group which data was at the 71st percentile for ROA (1.09%) and 95th percentile for ROE (17.01%). The Company is projected to achieve financial performance objectives for fiscal 2001 that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Incentive cash compensation paid to Mr. Rusch in 2001 was 46% of base compensation compared to 42.0% of base compensation in 2000.

         In fiscal 2001, Mr. Rusch also was awarded 10,400 shares of Common Stock as final payment under the Company's long-term performance award plan for the 1998-2000 plan period. As noted above, relative to a peer group of publicly traded thrift institutions, the Company achieved an average ROE percentile ranking of 94.33% for the 1998-2000 plan period, exceeding the target 75th percentile performance. The award is subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2002 and 2003.

         During fiscal 2001, Mr. Rusch was granted options to purchase 67,500 shares of Common Stock pursuant to the Company's Long-Term Award Plan (2001-2003). The options vest at the rate of 33 1/3%% over a three-year period from the date of grant.


                                               MARCH 2002

                                               COMPENSATION COMMITTEE

                                               MARJORIE A. DAVENPORT

                                               RICHARD T. LOMMEN

                                               PATRICK J. LUBY


                             AUDIT COMMITTEE REPORT

         The Audit Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The members of the Audit Committee are appointed by the Chairman of the Board and are approved by the board of directors. At December 31, 2001, the Audit Committee was composed of four independent directors of the Company, Messrs. John F. Leinfelder (Chairman), Dale A. Nordeen, Phillip J. Quillin and Edwin J. Zagzebski. Mr. Henry C. Funk was a member of the Audit Committee until April 2001 when he retired from the board. Each of the current members of the Audit Committee is "independent" as defined by The Nasdaq Stock Market, Inc. ("Nasdaq") listing standards. These listing standards include qualitative and quantitative requirements regarding the independence and qualifications of Audit Committee members and the size of the Audit Committee.

         The Audit Committee acts pursuant to a written charter adopted and approved by the board of directors on February 20, 2001. The Audit Committee is responsible for assisting the board in its oversight responsibilities regarding our auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, our policies, procedures and practices at all levels related to the financial control and reporting process. The Audit Committee's primary duties and responsibilities are outlined in the charter.

         Our management team is responsible for our financial reporting process including our system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, Ernst & Young, are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company or the Bank, and are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the area of auditor independence. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Ernst & Young included in their report on our financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and Ernst & Young do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact "independent."

AUDIT COMMITTEE ACTIONS IN FISCAL 2001

         In fiscal 2001, in connection with its oversight function, the Audit Committee met with Ernst & Young. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), Ernst & Young discussed various matters relating to our financial results for fiscal 2001 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). Ernst & Young also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), disclosing any relationships between Ernst & Young and us and stating that in its professional judgment Ernst & Young believes that it is "independent" with respect to us within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         The Audit Committee also has reviewed written confirmations from management that there were no information technology consulting services relating to financial information systems design and implementation and internal audit services ("non-audit services") provided by Ernst & Young in fiscal 2001. The Audit Committee has considered whether the provision of such non-audit services by Ernst & Young to us is compatible with maintaining Ernst & Young's independence and has discussed with them their independence.

         Each year the Audit Committee is responsible for providing the board of directors with a recommendation as to whether our annual financial statements should be included in our annual report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with our management and Ernst & Young concerning the fiscal 2001 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee met in February 2002 to issue this Audit Committee Report and recommended to the board that fiscal 2001 financial statements be included in the 2001 annual report on Form 10-K filed with the SEC.

                                                  FEBRUARY 2002

                                                  AUDIT COMMITTEE

                                                  JOHN F. LEINFELDER

                                                  DALE A. NORDEEN

                                                  PHILLIP J. QUILLIN

                                                  EDWIN J. ZAGZEBSKI

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return on our common stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Index. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                           FIRST FEDERAL CAPITAL CORP
                                  [LINE GRAPH]

                                     12/31/96      12/31/97      12/31/98      12/31/99       12/31/00     12/31/01
                                     --------      --------      --------      --------       --------     --------
Company common stock...........       $100.00       $219.53       $215.96       $197.36        $203.18       $227.23
Nasdaq Composite Index.........        100.00        122.15        171.24        318.72         193.85        153.53
Nasdaq Bank Stocks.............        100.00        166.60        149.51        140.84         165.76        186.78


Notes to the Stock Performance Graph:

1) The lines in the graph represent monthly index levels derived from compounded daily returns that include dividends.

2) The indexes are reweighted daily using the market capitalization on the previous trading day.

3) In the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.

4)       The Index level for all series was set to $100 on December 31, 1996.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, First Federal Savings Bank of La Crosse and First Federal Savings Bank of Madison, F.S.B. followed the policy of making loans to their directors, officers and employees at preferred interest rates and fees. In accordance with current federal law, all loans to officers and directors are now made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2001, no director or executive officer had loans outstanding at preferred interest rates from us that aggregated $60,000 or more.

         We intend that all transactions in the future between us and our executive officers, directors, holders of 10% or more of the outstanding shares of common stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arms' length negotiations with unaffiliated persons and will be approved by a majority of outside directors not having any interest in the transaction.


            SHAREHOLDER PROPOSALS FOR THE FISCAL 2003 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN FISCAL 2003 PROXY MATERIALS

         To be considered for inclusion in the proxy statement relating to the annual meeting to be held in April 2003, shareholder proposals must be received at our principal executive offices at 605 State Street, La Crosse, Wisconsin 54601, Attention: Bradford R. Price, Executive Vice President and Secretary, no later than November 15, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the appointment form of proxy issued for the 2003 annual meeting. It is urged that any such proposals be sent certified mail, return receipt requested. Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2003 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before an annual meeting pursuant to Section 2.17 of our bylaws, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the anniversary date of the mailing of our proxy materials for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business, (c) the class and number of shares of common stock that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

DISCRETIONARY VOTING OF 2003 PROXIES

         Pursuant to Rule 14a-4(c) under the Securities Exchange Act and Section
2.17 of our bylaws, if a shareholder fails to notify us of such proposal by January 14, 2003, then the management proxies named in the form of proxy distributed in connection with our proxy statement may use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.


                                  OTHER MATTERS

         Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Bradford R. Price

La Crosse, Wisconsin                     Bradford R. Price
March 15, 2002                           Executive Vice President and Secretary

                          [FIRST FEDERAL CAPITAL CORP
                  A FEDERAL SAVINGS BANK HOLDING COMPANY LOGO]



FIRST FEDERAL CAPITAL CORP                                       REVOCABLE PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL CAPITAL CORP FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2002, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The undersigned hereby appoints Bradford R. Price and Michael W. Dosland as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Federal Capital Corp held of record by the undersigned on March 1, 2002 at the annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 17, 2002, at 10:30 a.m., local time, or any adjournments or postponements thereof.

     SHARES OF FIRST FEDERAL CAPITAL CORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSALS SPECIFIED IN ITEMS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.









          (Continued, and to be signed and dated, on the reverse side)

                                                        ------------------------
                                                        | COMPANY #            |
                                                        | CONTROL #            |
                                                        ------------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m., Central Time, on April 16, 2002.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.
-    Follow the simple instructions given over the telephone.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.











            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                            \/ Please detach here \/

1. ELECTION OF DIRECTORS
   NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2005:              [ ] FOR all nominees listed       [ ] WITHHOLD AUTHORITY
   01 John F. Leinfelder          03 Thomas W. Schini              (except as marked to              to vote for all nominees
   02 David C. Mebane             04 Edwin J. Zagzebski            the contrary)                     listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      ------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |                                              |
                                                                             ------------------------------------------------

2. PROPOSAL TO RATIFY the appointment of Ernst & Young LLP as First Federal
   Capital Corp's independent auditors for the year ending December 31, 2002.   [ ] For         [ ] Against      [ ] Abstain

3. PROPOSAL TO APPROVE the First Federal Capital Corp 2002 Directors' Stock
   Option Plan.                                                                 [ ] For         [ ] Against      [ ] Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]   Indicate changes below:                       Date ____________________________________, 2002


                                                                             -----------------------------------------------
                                                                             |                                             |
                                                                             |                                             |
                                                                             -----------------------------------------------

                                                                             Signature(s) in Box
                                                                             Please sign this exactly as your name(s) appear(s)
                                                                             on this proxy. When signing in a representative
                                                                             capacity, please give title. When shares are held
                                                                             jointly, only one holder need sign.

                          [FIRST FEDERAL CAPITAL CORP
                  A FEDERAL SAVINGS BANK HOLDING COMPANY LOGO]


FIRST FEDERAL CAPITAL CORP
ANNUAL MEETING OF STOCKHOLDERS                                   REVOCABLE PROXY

     The undersigned hereby instructs US Bank Institutional Trust & Custody, the trustee of the trust created pursuant to the Savings Investment Plan of First Federal Savings Bank La Crosse-Madison and the Employee Stock Ownership Plan of First Federal Capital Corp, to vote the shares of common stock of First Federal Capital Corp that were allocated to my account as of March 1, 2002 under the Savings Investment Plan and/or Employee Stock Option Plan upon the following proposals to be presented at the annual meeting of shareholders on April 17, 2002, at 10:30 a.m., local time, or any adjournments or postponements thereof.

     FIRST FEDERAL CAPITAL CORP'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSALS SPECIFIED IN ITEMS 2 AND 3. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.















          (Continued, and to be signed and dated, on the reverse side)

                                                        ------------------------
                                                        | COMPANY #            |
                                                        | CONTROL #            |
                                                        ------------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m., Central Time, on April 16, 2002.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.
-    Follow the simple instructions given over the telephone.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.











            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                            \/ Please detach here \/

1. ELECTION OF DIRECTORS
   NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2005:              [ ] FOR all nominees listed       [ ] WITHHOLD AUTHORITY
   01 John F. Leinfelder          03 Thomas W. Schini              (except as marked to              to vote for all nominees
   02 David C. Mebane             04 Edwin J. Zagzebski            the contrary)                     listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      ------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |                                              |
                                                                             ------------------------------------------------

2. PROPOSAL TO RATIFY the appointment of Ernst & Young LLP as First Federal
   Capital Corp's independent auditors for the year ending December 31, 2002.   [ ] For         [ ] Against      [ ] Abstain

3. PROPOSAL TO APPROVE the First Federal Capital Corp 2002 Directors' Stock
   Option Plan.                                                                 [ ] For         [ ] Against      [ ] Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]   Indicate changes below:                       Date ____________________________________, 2002


                                                                             -----------------------------------------------
                                                                             |                                             |
                                                                             |                                             |
                                                                             -----------------------------------------------

                                                                             Signature(s) in Box
                                                                             Please sign this exactly as your name(s) appear(s)
                                                                             on this proxy. When signing in a representative
                                                                             capacity, please give title. When shares are held
                                                                             jointly, only one holder need sign.